EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-126956, 333-124477, 333-13917, 333-14509, 333-18851, 333-51291, 333-40932, 333-48114, 333-86376, 333-102738 and 333-107638) pertaining to Sabre Holdings Corporation Restricted Stock Unit Replacement Awards; Sabre Holdings Corporation Employee Stock Purchase Plan, as Amended and Restated; Sabre Holdings Corporation Amended and Restated Long-Term Incentive Plan; The Sabre Group Holdings, Inc. 1996 Amended and Restated Long-Term Incentive Plan, 1996 Directors Stock Incentive Plan, Employee Stock Purchase Plan and Deferred Compensation Plan; Sabre Holdings Corporation Employee Stock Purchase Plan, Sabre Holdings Corporation 2000 Stock Option Plan; GetThere.com, Inc. 1996 Stock Incentive Plan and 1999 Stock Incentive Plan; Travelocity.com LP Second Amended 1999 Long-Term Incentive Plan, Travelocity Holdings, Inc. Amended 1999 Long-Term Incentive Plan, Travelocity.com LP Employee Stock Purchase Plan and Travelocity Holdings, Inc. Employee Stock Purchase Plan and Sabre Holdings Corporation 2003 Directors Deferred Compensation and Deferred Stock Unit Plan, respectively; and the Registration Statement on Form S-3 (No. 333-99209) of our report dated October 5, 2005 with respect to the audited consolidated financial statements of lastminute.com plc, included in this Report (Form 8-K), as of and for the year ended September 30, 2004.

London, England
October 5, 2005	ERNST & YOUNG LLP